UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

WILD OATS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 Commission File Number	84-1100630 (I.R.S. Employer Identification No.)

3375 Mitchell Lane

Boulder, Colorado 80301

(Address of principal executive offices, including zip code)

(303) 440-5220

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Item 2.05	Costs Associated with Exit or Disposal Activities.
SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 30, 2004, the Registrant announced that it would close one store on September 25, 2004 as part of a relocation, on September 29, 2004, to a new, larger facility in close proximity to the existing store. Registrant expects that most employees from the store will be relocated to the new store. Total costs associated with the closure are currently estimated to be approximately $894,000, consisting of the following items: (a) cash expenditures of approximately $451,000, consisting of: (i) costs of approximately $401,000 for occupancy of the closed store through termination of that lease in September 2005, and (ii) employee severance costs of approximately $50,000, plus (b) noncash charges for accelerated depreciation of leasehold improvements, fixtures and equipment of approximately $443,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc.

By /s/ Freya R. Brier

Executive Officer

Date: September 3, 2004